EXHIBIT 10.1

Certain identified information in this document has been excluded because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicate where omissions have been made.

THIRD AMENDMENT TO INDUSTRIAL FACILITY LEASE

THIS THIRD AMENDMENT TO INDUSTRIAL FACILITY LEASE (this “Third Amendment”) is made and entered into as of October 8, 2020 by and between TEACHERS’ RETIREMENT SYSTEM OF ALABAMA, an instrumentality of the State of Alabama, and EMPLOYEES’ RETIREMENT SYSTEM OF ALABAMA, an instrumentality of the State of Alabama (collectively, “Landlord”), and FREIGHTCAR ALABAMA, LLC, a Delaware limited liability company (“Tenant”), and FREIGHTCAR AMERICA, INC., a Delaware corporation (“Guarantor”).

WHEREAS, Landlord and Navistar, Inc. (“Original Tenant”) entered into that certain Industrial Facility Lease dated as of September 29, 2011 (the “Original Lease”) pursuant to which Original Tenant leased from Landlord certain land and improvements located in the City of Cherokee, County of Colbert and State of Alabama, commonly known as 1200 Haley Drive, Cherokee, Alabama, and more particularly described in the Original Lease as the “Leased Premises”; and

WHEREAS, a memorandum of lease with respect to the Original Lease was recorded in the land records of Colbert County, Alabama on October 25, 2011 in Book 2011, page 22555; and

WHEREAS, the Original Lease was amended by that certain Amendment to Industrial Facility Lease and Consent to Sublease by and among Original Tenant, Landlord and Tenant (as a subtenant) dated as of February 19, 2013 (the “First Amendment”); and

WHEREAS, by Assignment and Assumption of Lease dated as of February 28, 2018 (the “Assignment”), Original Tenant assigned to Tenant all of its right, title and interest in and under the Original Lease, as amended by the First Amendment, and Tenant accepted said assignment, and said instrument was recorded in the land records of Colbert County, Alabama on March 6, 2018 in Book 2018, Page 5752; and

WHEREAS, by Guaranty dated February 26, 2018 (the “Guaranty”), Guarantor guaranteed the obligations of Tenant under the Original Lease as theretofore amended and assigned; and

WHEREAS, the Original Lease was further amended by that certain Second Amendment to Industrial Facility Lease by and among Tenant, Landlord and Guarantor dated as of February 26, 2019 (the “Second Amendment”; the Original Lease, as heretofore amended and assigned, by the First Amendment, the Assignment and the Second Amendment is referred to herein as the “Lease”) wherein the Guarantor consented to the terms of such amendment and acknowledged its continuing obligations as a guarantor of the Lease; and

WHEREAS, Landlord and Tenant have now agreed to further amend the Lease to shorten the term thereof, provide for the conveyance of certain equipment located at the Leased Premises in exchange for the reduction of rental payments otherwise due under the Lease and certain other matters more specifically set forth herein, all on the terms and conditions set forth in the Lease, as amended hereby (capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Lease).

NOW THEREFORE, in consideration of the respective covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, Landlord and Tenant do hereby agree as follows:

1.                  Estoppel. Landlord hereby represents and warrants that, to Landlord’s knowledge, as of the date hereof, there are no defaults of Tenant under the Lease, and no circumstance exists which, if left uncured, would result in a default of Tenant under the Lease. Tenant hereby represents and warrants that, to Tenant’s knowledge, as of the date hereof, there are no defaults of Landlord under the Lease, and no circumstance exists which, if left uncured, would result in a default of Landlord under the Lease.

2.                  Amendment of Lease. The Lease is hereby amended as follows:

(a)               Amendment of Initial Term. Section 1.2 of the Lease is hereby amended and restated as follows:

Section 1.2 Initial Term. The Term of this Lease shall commence on January 1, 2012 (hereinafter referred to as the “Commencement Date”), and shall terminate February 28, 2021, unless sooner terminated or extended as herein set forth (the “Initial Term”), subject to Tenant’s right to store Tenant Railcars (as defined below) after the end of the Initial Term in accordance with Section 1.5.

(b)               Amendment of Extension Term. Section 1.3 of the Lease is hereby amended and restated as follows:

Section 1.3 Extension Term. Tenant shall have the right, upon written notice to Landlord given no later than February 1, 2021 and provided no Event of Default shall have occurred and be continuing as of the date of such written notice, to elect to extend the term of this Lease for an additional term of one (1) month (i.e. through March 31, 2021) (the “Extension Term”) upon all of the terms, covenants and conditions contained in this Lease, including but not limited to the Base Rent specified in Section 4.1(b) and the net rent basis specified in Section 4.3. Provided, however, if after Tenant’s correct exercise of its right to the Extension Term, Tenant shall fully vacate the Leased Premises before March 31, 2021, and shall have (i) left the Leased Premises in a broom clean condition, (ii) made any and all repairs and restorations required under this Lease in connection with the surrender of the Lease Premises, (iii) left all fixtures and equipment owned by Landlord in the Leased Premises in the state and condition required by this Lease, and (iv) shall have given one day’s prior written notice to Landlord of Tenant’s desire to terminate the Extension Term early (collectively, the “Early Surrender Conditions”), then, Tenant shall be entitled to a per diem refund of the Base Rent actually prepaid by Tenant to Landlord for such Extension Term for each day prior to March 31, 2021 that the Early Surrender Conditions were met counting from the day after the Early Surrender Condition were met. Landlord’s determination of the date that the Early Surrender Conditions were met shall be presumptively correct unless in manifest error. Other than the per diem refund of Base Rent as provided above, Tenant shall not be entitled to a rebate or refund of any other rent or other payments Tenant is required to pay pursuant to this Lease during the Extension Period.

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(c)               Addition of Railcar Storage. Section 1.5 of the Lease is hereby amended and restated in its entirety as follows:

Section 1.5 Railcar Storage. Notwithstanding anything contained in this Lease, Tenant shall have the right to store railcars and other rolling stock (the “Tenant Railcars”) on the railroad tracks and associated infrastructure on the Leased Premises (the “Railroad Tracks”), from the end of the Initial Term through June 30, 2021 (the “Railcar Storage Period”), at no additional rent or other cost except as set forth in this Section 1.5. If Tenant otherwise vacates and surrenders the Leased Premises in accordance with this Lease, the same shall not be negated by its use of the rights conferred under this Section 1.5. During the Railcar Storage Period, the Tenant Railcars may only be stored on the Railroad Tracks and not inside the Facility, and Tenant may only use the Railroad Tracks for storing the Tenant Railcars and for moving the Tenant Railcars away from the Leased Premises on or prior to the end of the Railcar Storage Period. During the Railcar Storage Period, Tenant and its designees shall have reasonable access to the Railroad Tracks and Tenant Railcars during normal business hours, but shall not have access to the Facility or any other buildings on the Leased Premises (except to the extent required to remove the Tenant Railcars from the Leased Premises), and shall not unreasonably interfere with Landlord or any other tenants on the Leased Premises. On or prior to the end of the Railcar Storage Period, Tenant shall repair any damage caused to the Railroad Tracks due to the storage or movement of Tenant Railcars thereon.

(d)               Deletion of Certain Article I Provisions. Article I of the Lease is hereby amended by deleting Sections 1.6, 1.7, 1.8 and 1.9 in their entirety.

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(e)               Rent Amendments. Section 4.1 of the Lease is hereby amended by deleting the existing clauses (b), (c) and (d) thereof and inserting the following as clauses (b):

(b) [***] per month for each of the subsequent months of the Initial Term and the Extension Term.

(f)                Deletion of Second Amendment “After Conversion Date” Provisions. Landlord and Tenant acknowledge and agree that the “Conversion Date” has not occurred under the Lease and that this Third Amendment is deleting the concept of a “Conversion Date that was added by the Second Amendment; therefore, Landlord and Tenant agree that all of the amendments to the Lease that were provided for in Section 2(f) of the Second Amendment never became effective and are hereby voided and deleted from the Lease and are of no force and effect.

(g)               Casualty Termination Amendment. Section 7.2 of the Lease is hereby amended and restated in its entirety as follows:

Section 7.2 Termination. If a Substantial Casualty (as defined below) occurs after September 28, 2020, then the Term of this Lease shall terminate 30 days after such occurrence. In such event, Tenant shall be deemed to have irrevocably assigned all of its rights and interests in any net proceeds of insurance received or to be received by Tenant for the insurance carried pursuant to this Lease on occasion of such casualty or partial or total destruction of the Leased Premises, excluding any such proceeds related to Tenant’s owned personal property. For purposes of this Section 7.2, “Substantial Casualty” shall mean a casualty where the cost of repair or restoration of the loss or damage resulting from such casualty would exceed Two Hundred and Fifty Thousand and No/100 Dollars ($250,000.00).

(h)               Machinery and Equipment Amendments. The Lease is hereby amended to delete the phrase “Machinery and Equipment” wherever it appears in the Lease with the exception of the heading for Section 10.2. In addition, Section 10.2 of the Lease is hereby amended and restated in its entirety as follows:

Section 10.2 Machinery and Equipment. Landlord and Tenant acknowledge that the Facility was designed and constructed as a manufacturing and assembly facility and contains certain machinery, equipment, jigs, tools, furniture and fixtures certain of which are owned by Landlord and certain of which are owned by Tenant. Landlord acknowledges and agrees that Tenant shall be permitted to remove from the Facility only the machinery, equipment, jigs, tools and furniture which are demonstrably owned by Tenant, provided that Tenant shall fully restore any area affected by such removal to good condition and repair and shall repair any and all damage to the Facility caused by such removal, including repairing any holes in the floor, roof or walls of the Facility and any connection with utilities and systems of the Facility. Tenant shall use appropriate care and caution when removing any such machinery, equipment, jigs, tools and furniture so as to minimize any damage caused by such removal. Tenant shall not remove any machinery, equipment, jigs, tools, furniture or fixtures owned by Landlord.

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(i)                 Landlord Reserved Rights Amendments. Section 14.1(b) of the Lease is hereby amended and restated in its entirety as follows:

(b) Upon forty-eight (48) hours’ prior notice to Tenant to show the Leased Premises to prospective purchasers, tenants, mortgagees, or other persons having a legitimate interest in viewing the same, subject to Tenant’s right to have a representative accompany Landlord during any such access;

(j)                 Surrender of Leased Premises Amendments. Section 17.2 of the Lease is hereby amended and restated in its entirety as follows:

Section 17.2 Removal of Tenant’s Property. Upon the expiration of the Term, or upon termination of the Lease or of Tenant’s right to possession of the Leased Premises, Tenant shall remove all of Tenant’s machinery, equipment, jigs, tools and furniture which are demonstrably owned by Tenant and incident to Tenant’s business (“Trade Fixtures”), provided, however, that Tenant shall fully restore any area affected by such removal to good condition and repair and shall repair any and all injury or damage to the Leased Premises or Facility which may result from such removal, including repairing any holes in the floor, roof or walls of the Facility and any connection with utilities and systems of the Facility or the Leased Premises and shall restore the Leased Premises and Facility to the same conditions as prior to Tenant’s installation thereof. Tenant shall not remove any machinery, equipment, jigs, tools, furniture or fixtures owned by Landlord. If Tenant does not remove Tenant’s Trade Fixtures from the Leased Premises prior to the expiration or earlier termination of the Lease Term, Landlord may, at its option, remove the same (and repair any damage occasioned thereby) and dispose thereof or deliver the same to any other place of business of Tenant or warehouse the same, and Tenant shall pay the reasonable out-of-pocket cost of such removal, repair, delivery and warehousing to Landlord on demand, or Landlord may treat such Trade Fixtures as having been conveyed to Landlord with this Lease as a Bill of Sale, without further payment or credit by Landlord to Tenant.

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(k)               IT Turnover Protocols. Article XVII of the Lease is hereby amended by adding the following thereto as Section 17.4:

Section 17.4 IT Turnover Protocols. In connection with Tenant's vacation and turnover of the Leased Premises upon the expiration of the Term, or the termination of the Lease or of Tenant's right to possession of the Leased Premises, for whatever reason, Tenant shall comply with the practices, procedures and actions set forth on Schedule 17.4 attached hereto.

(l)                 Deletion of Certain Lease Provisions. Article XXI and Sections 4.4, 13.4, 25.25 and 25.26 of the Lease are hereby deleted and the following substituted therefor in each case after the Article or Section number designation: “[Intentionally Deleted].”

Exhibits. The Lease is hereby amended by deleting Exhibits A-1, A-2, C and D and Schedule 1.6 from the Lease. The Lease is hereby further amended by adding to the Lease as Schedule 7.4 the Schedule attached hereto as Schedule 7.4.

3.                  Notice. Landlord and Tenant hereby confirm that the following addresses for Notice are substituted for the addresses for Notice set forth in Section 25.3 of the Lease:

If to Landlord:	Teachers’ Retirement System of Alabama 201 South Union Street Montgomery, Alabama 36130 Attn: Marc Green Email: Marc.Green@rsa-al.gov

and	Employees’ Retirement System of Alabama 201 South Union Street Montgomery, Alabama 36130 Attn: Marc Green Email: Marc.Green@rsa-al.gov

With a copy to:	Maynard, Cooper & Gale, P.C. 1901 Sixth Avenue North Suite 1700 Birmingham, Alabama 35203-2618 Attn: Randall H. Morrow

If to Tenant:	FREIGHTCAR ALABAMA, LLC c/o FreightCar America, Inc. 125 S. Wacker Drive, Suite 1500 Chicago, Illinois 60606 Attn: Jim Meyer Email: JMeyer@freightcar.net

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and	FreightCar America, Inc. 125 S. Wacker Drive, Suite 1500 Chicago, Illinois 60606 Attn: Jim Meyer Email: JMeyer@freightcar.net

with a copy to:	Kelley Drye & Warren LLP 333 West Wacker Drive 26th Floor Chicago, Illinois 60606 Attention: Andrew Pillsbury, Esq.

In addition, Section 25.3 is hereby amended by adding the following sentence at the end thereof: “In addition to the foregoing provisions concerning a Notice, the parties agree that notice can also be provided by email (using the email addresses listed above) and which will be deemed effective upon receipt of such email by the addressee (provided that it is confirmed in writing given in accordance with one of the other delivery methods provided for in Section 25.3).

4.                  Conveyance of Machinery and Equipment. In connection with and as part of the consideration for the execution by Landlord of this Third Amendment, on and as of the date of this Third Amendment, Tenant shall and hereby does assign, transfer, convey and deliver to Landlord (as joint tenants), and Landlord (as joint tenants) shall and hereby does acquire from Tenant, free and clear of any liens, security interests or other encumbrances, all of Tenant’s right, title and interest in, to and under all of the machinery, equipment, tooling, other fixtures and furniture and furnishings set forth on the schedule attached hereto as Schedule 1 (collectively, the “M&E”), along with all software, applications, and computer programs associated therewith that are in Tenant’s possession and which Tenant is permitted to transfer and assign, and all manuals, files, records, documents and materials which pertain to the M&E and in Tenant’s possession. In consideration for the assignment and conveyance of the M&E from Tenant to Landlord, Landlord has agreed to enter into this Third Amendment and thereby shorten the term of the Lease as provided for herein and in addition, Landlord agrees to allow Tenant to retain the monthly Base Rent payments due, for the following months: October 2020, November 2020, December 2020, January 2021 and February 2021. Notwithstanding the foregoing sentence, Tenant shall remain liable for all other rent and payment obligations under the Lease, with only the Base Rent for such months to be retained by Tenant. On the date of this Third Amendment, Tenant shall deliver a bill of sale to Landlord in the form attached hereto as Exhibit A, duly executed by Tenant and evidencing the transfer on that date of ownership of all of the M&E to Landlord as of the date of execution thereof. From the date hereof until the expiration of the Lease, Tenant may continue to use the M&E in conformity with its current usage thereof and shall continue to insure same and otherwise protect same from damage or loss other than as may occur through ordinary and customary usage or as covered by insurance, but the M&E shall be and remain the property of Landlord.

5.                  Acknowledgment of Ownership of Certain Fixtures. To the extent the items listed and shown on the schedule attached hereto as Schedule 2 are not included in the M&E being conveyed by Tenant to Landlord pursuant Section 4 above, Tenant hereby acknowledges and agrees that such items are part of the Facility and are already owned by Landlord and shall remain at the Leased Premises at the termination of the Lease.

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6.                  Brokerage. Tenant and Landlord each represent and warrant to the other party that they have had no dealings with any broker or agent in connection with the Lease or this Third Amendment. Tenant covenants to pay, and to hold harmless, indemnify and defend the Landlord from and against, any and all costs, expenses or liability (including, without limitation, reasonable attorney’s fees incurred by Landlord) for any compensation, commissions and charges claimed by any broker or agent of Tenant with respect to the Lease or this Third Amendment, or the negotiation thereof.

7.                  Full Force and Effect. Except as expressly modified herein, all of the terms, covenants and conditions of the Lease remain in full force and effect.

8.                  Guarantor Consent and Acknowledgment. Guarantor hereby consents and agrees to the terms of this Third Amendment and the Lease as amended hereby. Guarantor further acknowledges that its obligations as guarantor of the Lease under the Guaranty have not been terminated, and are and shall remain in full force and effect in accordance with the terms of the Guaranty.

[Signatures on Following Page]

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IN WITNESS WHEREOF, Owner and Tenant have signed and sealed this Amendment as of the day and year first above written.

LANDLORD:		TENANT:

TEACHERS’ RETIREMENT SYSTEM OF		FREIGHTCAR ALABAMA, LLC, a
ALABAMA, an instrumentality of the State		Delaware limited liability company
of Alabama

By:	/s/ David G. Bronner	By:	/s/ James R. Meyer
	Name: David G. Bronner		Name: James R. Meyer
	Title: Secretary-Treasurer		Title: President & CEO

GUARANTOR:

EMPLOYEES’ RETIREMENT SYSTEM OF		FREIGHTCAR AMERICA, INC., a Delaware
ALABAMA, an instrumentality of the State		corporation
of Alabama

By:	/s/ David G. Bronner	By:	/s/ James R. Meyer
	Name: David G. Bronner		Name: James R. Meyer
	Title: Secretary-Treasurer		Title: President & CEO

[Signature Page to Third Amendment to Industrial Facility Lease]

State of Alabama    )

           ) ss.:

County of Montgomery  )

I, Debra Dahl, a Notary Public (name and style of officer) in and for said County in said State, hereby certify that David G. Bronner whose name as Secretary- Treasurer of Teachers’ Retirement System of Alabama, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he or she, as such officer and with full authority, executed the same voluntarily for and as the act of said entity.

Given under my hand this 6th day of October, 2020

/s/ Debra Dahl

Notary Public, Montgomery County, Alabama

My Commission Expires: 2/1/23

State of Alabama            )

State of Alabama        )

               ) ss.:

County of Montgomery      )

I, Debra Dahl, a Notary Public (name and style of officer) in and for said County in said State, hereby certify that David G. Bronner whose name as Secretary- Treasurer of Employees’ Retirement System of Alabama, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he or she, as such officer and with full authority, executed the same voluntarily for and as the act of said entity.

Given under my hand this 6th day of October, 2020

/s/ Debra Dahl

Notary Public, Montgomery County, Alabama

My Commission Expires: 2/1/23

State of Alabama            )

State of Illinois  )

        ) ss.:

County of Cook  )

I, Gregory J. Gozdziak a Notary Public (name and style of officer) in and for said County in said State, hereby certify that James R. Meyer whose name as President & CEO of FreightCar Alabama, LLC, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he or she, as such officer and with full authority, executed the same voluntarily for and as the act of said limited liability company.

Given under my hand this 8 day of October, 2020

/s/ Gregory J. Gozdziak

Notary Public, _Cook____________ County,

My Commission Expires: October 1, 2023

State of Illinois  )

        ) ss.:

County of Cook   )

I, Gregory J. Gozdziak a Notary Public (name and style of officer) in and for said County in said State, hereby certify that James R. Meyer whose name as President & CEO of FreightCar America, Inc., is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he or she, as such officer and with full authority, executed the same voluntarily for and as the act of said limited liability company.

Given under my hand this 8 day of October, 2020

/s/ Gregory J. Gozdziak

Notary Public, _Cook____________ County,

My Commission Expires: October 1, 2023